Exhibit 10.6

STOCK PLEDGE AND SECURITY AGREEMENT

THIS STOCK PLEDGE AND SECURITY AGREEMENT is made this 30th day of March, 2007, by MICRONETICS, INC., a Delaware corporation with an executive office at 26 Hampshire Drive, Hudson, New Hampshire 03051 (“Borrower”), to and for the benefit of CITIZENS BANK NEW HAMPSHIRE, a guaranty savings bank chartered under the laws of the State of New Hampshire with a place of business at 875 Elm Street, Manchester, New Hampshire 03101 (the “Bank”).

WITNESSETH:

WHEREAS, pursuant to the Commercial Loan Agreement of near or even date herewith (the “Loan Agreement”), by and among Bank, Borrower, and MICROWAVE & VIDEO SYSTEMS, INC., a Connecticut corporation with an executive office at 160B Shelton Road, Monroe, Connecticut 06468, ENON MICROWAVE, INC., MICROWAVE CONCEPTS, INC., and STEALTH MICROWAVE, INC., each a Delaware corporation, and all with an executive office at 26 Hampshire Drive, Hudson, New Hampshire 03051 (individually, a “Guarantor”, and collectively, the “Guarantors”), Bank has extended certain credit facilities to Borrower which are guaranteed by Guarantors;

WHEREAS, Borrower is the owner of all of the issued and outstanding shares of the capital stock of each of the Guarantors, as described on Schedule I attached hereto (collectively, the “Shares”); and

WHEREAS, the obligation of the Bank to make the Loans to the Borrower is subject to the condition, among others, that the Loans and all other obligations of Borrower under the Loan Agreement and the other Loan Documents shall be secured by the pledge and collateral assignment of all of the capital stock of the Guarantors. Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

NOW, THEREFORE, in order to induce the Bank to extend the Loans to the Borrower pursuant to and in accordance with the terms and conditions of the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the Borrower hereby covenants and agrees as follows:

1. Pledge of Shares. Borrower hereby pledges and collaterally assigns the Shares, and all Income and Proceeds thereof (as hereinafter defined), to the Bank as collateral security for the payment and performance of the Borrower’s obligations under the Loan Agreement and the Loan Documents, including, but not limited to, the repayment of the Loans and all interest, charges, and fees with respect thereto. As used in this agreement, “Income” means all current and future

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interest, dividends, distributions and other payments and benefits in whatever form with respect to the Shares and “Proceeds” means all proceeds from the sale or other disposition of the Shares. Notwithstanding anything herein to the contrary, as long as no Event of Default has occurred and is continuing, Borrower may use any Income in accordance with the provisions of the Loan Agreement.

2. Delivery of the Shares. Borrower herewith delivers to the Bank all certificates evidencing the Shares and separate assignments of all of the Shares (whether or not evidenced by certificates) duly executed in blank, together with irrevocable proxies which provide the Bank with full and complete voting power and authority respecting the Shares exercisable however only upon the occurrence of an Event of Default (hereinafter defined).

3. Grant of Security Interest. The Borrower hereby grants to the Bank a security interest in the Shares delivered herewith, and in all Income and Proceeds of the foregoing, to secure the payment and performance of the Borrower’s obligations to the Bank under the Loan Agreement and the other Loan Documents, including but not limited to repayment of the Loans and all interest, charges, and fees with respect thereto.

4. Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, the Bank shall then have all of the rights and remedies provided to it under said agreements and instruments and, in addition, the right to (a) exercise each and all the rights and privileges of a record holder of the Shares, including without limitation, the right to sell, transfer, or otherwise dispose of the Shares and to retain and/or to collect any and all Income and Proceeds, and (b) exercise all rights of a secured party under the Uniform Commercial Code as in effect in the State of New Hampshire upon the date hereof and under other applicable law, including without limitation private sale of the Shares. All amounts received by the Bank through the exercise of its rights as aforesaid shall be applied to the extent required to satisfy the obligations of the Borrower under the Loan Agreement and the other Loan Documents. Any amounts remaining thereafter shall be paid over to Borrower.

5. Voting Rights. Until the occurrence, and then only during the continuance, of an Event of Default, the Borrower shall hold and maintain all ownership rights associated with the Shares, including the right to vote said Shares on any corporate question, subject to the restriction on issuance of additional shares provided in Paragraph 6 below.

6. Prohibition of Issuance of Additional Shares. Until the Obligations under the Loan Agreement are paid in full, Borrower shall not permit or vote for the issuance by Guarantor of any subscription warrants, options or other rights with respect to any of the Shares, or the issuance of any additional shares of capital stock or other shares, whether in connection with a merger, consolidation, exchange, combination, reclassification, reorganization, stock split, stock dividend, or otherwise.

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7. Protection of Shares. Borrower shall pay all taxes, charges and assessments against the Shares and do all acts necessary and appropriate to preserve and maintain the value thereof. In the event of the failure of the Borrower to do so, Bank may make such payments and take such actions on account thereof as it, in its sole discretion, deems desirable. Borrower shall reimburse Bank immediately on demand for each and all such payments and any costs so incurred.

8. Power of Attorney. Borrower hereby irrevocably appoints the Bank as Borrower’s attorney-in-fact, with full power of substitution, to, upon the occurrence and during the continuance of an Event of Default (a) take any and all actions in Borrower’s names and stead with respect to the Shares, (b) sell, transfer, assign, or otherwise dispose of the Shares, (c) demand, collect, receive, receipt for, and recover all Income and Proceeds, and (d) execute in Borrower’s name and to deliver any necessary documents and instruments required with respect to the Shares necessary for the exercise of the Bank’s rights hereunder.

9. Representations and Warranties of Borrower. Borrower represents and warrants that as of the date hereof:

(a) Borrower is the sole owner of the Shares and has the right, authority and capacity to pledge, transfer, assign, and grant a security interest in and to all right, title and interest in and to the Shares pursuant to this assignment;

(b) The Shares are not subject to any right, security interest, lien, encumbrance (other than restrictions on transfer under applicable federal or state securities laws), or adverse claim of any third party except the interest of the Bank arising under this agreement;

(c) This agreement and consummation of the transactions set forth herein do not violate or constitute a breach of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound, or of any laws, statutes and regulations of the United States or any state or political subdivision thereof to which Borrower may be subject;

(d) Except for this agreement and applicable provisions of federal and state securities laws, there are no restrictions upon the transfer or assignment of any of the Shares;

(e) The execution, delivery and performance hereof by Borrower are not in contravention of any prior obligation of Borrower or any obligation with respect to the Shares; and

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(f) The Shares constitute all of the issued and outstanding capital stock of Guarantors.

10. Waivers. Borrower assents to any extension, modification or waiver of any obligation of the Borrower. No waiver or modification of any of the provisions hereof shall be binding on Bank unless in writing and signed by Bank and no waiver by Bank of any rights it may have hereunder shall be deemed a waiver of any other rights it may have. All rights and remedies of Bank shall be cumulative and may be exercised singly or concurrently.

11. Costs. Borrower shall pay all reasonable costs including, without limitation, reasonable attorneys’ fees, incurred by Bank in protecting, enforcing or releasing any of its rights hereunder after the occurrence of a Default (subject to any applicable cure period) or Event of Default.

12. Additional Documents. Upon the request of Bank, Borrower will execute and deliver such further documents and take such further action as Bank may reasonably request in order to fully effect the purposes of this agreement and to protect its rights hereunder. Upon satisfaction of all of the Borrower’s obligations to the Bank under the Loan Agreement and the other Loan Documents, and the termination of this agreement, the Bank shall deliver the Shares to the Borrower.

13. Termination. This agreement and the security interest in the Shares created hereby shall terminate when all of the obligations secured hereby have been paid, performed, and finally discharged in full, and Bank has no further obligation to lend under the Loan Agreement. Upon such termination, Bank agrees to deliver to Borrower all certificates evidencing the Shares then held by the Bank pursuant to this agreement, together with all assignments and proxies with respect thereto.

14. Miscellaneous.

(a) This agreement shall be interpreted under and construed in accordance with the laws of the State of New Hampshire.

(b) Any notice or other communications required or permitted hereunder shall be in writing and shall be given as provided in the Loan Agreement.

(c) This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) This agreement shall be binding upon and inure to the benefit of the parties

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hereto, their successors and permitted assigns, and may not be changed or modified except by an instrument in writing signed by the party to be charged therewith.

– SIGNATURE PAGE FOLLOWS –

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this agreement as of the date first above written.

BORROWER:

MICRONETICS, INC.

	By:	/s/ David Robbins
Witness		David Robbins, President

BANK:

CITIZENS BANK NEW HAMPSHIRE

	By:	/s/ Timothy J. Whitaker
Witness		Timothy J. Whitaker,
Senior Vice President

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ACKNOWLEDGMENT BY GUARANTORS

Guarantors acknowledge the foregoing agreement and the assignment and pledge of the Shares made therein by the Borrower. Guarantors, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, covenant that no additional shares of their capital stock, including without limitation shares of stock, stock options and stock warrants, shall be issued so long as the foregoing agreement and the pledge of stock contained therein remain in effect.

GUARANTORS:

MICROWAVE & VIDEO SYSTEMS, INC.

	By:	/s/ David Robbins
Witness		David Robbins, President

ENON MICROWAVE, INC.

	By:	/s/ David Robbins
Witness		David Robbins, President

MICROWAVE CONCEPTS, INC.

	By:	/s/ David Robbins
Witness		David Robbins, President

STEALTH MICROWAVE, INC.

	By:	/s/ David Robbins
Witness		David Robbins, Vice President